EXHIBIT 10(q)

      ALCOA SUPPLEMENTAL PENSION PLAN FOR SENIOR EXECUTIVES



     Pursuant to due authorization by the Compensation Committee of the Board of Directors, Aluminum Company of America has

adopted the following Alcoa Supplemental Pension Plan for Senior

Executives for the exclusive benefit of select management and highly compensated employees (1) whose Pension Service terminates on or after January 1, 1999, (2) who are participants in the IC

Rules adopted under the Employees' Retirement Plan of Aluminum

Company of America, Plan I and/or in Employees' Excess Benefits

Plan B of Aluminum Company of America, (3) who meet the

requirements for participation hereunder, and (4) whose monthly retirement benefits under other benefit plans are less than the monthly retirement benefits calculated under this Plan.



                     ARTICLE I - DEFINITIONS



1.1  The following terms have the specified meanings.



     A.   "Annual Compensation" means the total payments which

includes 100% of Performance Pay and Incentive Compensation

Awards, made by the Company, and by any Subsidiaries or

affiliates of Alcoa, for any period of Pension Service, for

services rendered as a salaried employee, except as otherwise provided by contractual agreement.  Annual Compensation does not include living and similar allowances, premium pay, and payments made for specific purposes as determined under supplemental rules adopted by Alcoa.  Annual Compensation includes any amounts by which the Participant has elected to reduce his or her salary under the Alcoa Savings Plan, and also includes amounts deferred under any non-qualified deferred compensation arrangement that would otherwise meet the definition of Annual Compensation.



     B.   "Average Final Compensation" means the average Annual

Compensation received during the five highest paid calendar years out of the ten calendar years (including the calendar year in which such compensation was discontinued if this would increase

Average Final Compensation), immediately preceding the

Participant's termination of Pension Service by virtue of

employment termination, retirement or death.



     C.   "Board of Directors" means the Board of Directors of

the Company.



     D.   "Company" means Aluminum Company of America.



     E.   "Compensation Committee" means the Committee created by

the Board of Directors.



     F.   "Excess Plan B" means the Employees' Excess Benefits

Plan B of Aluminum Company of America as now in effect and as from time to time amended hereafter.



     G.   "IC Rules" means the IC Rules adopted under Employees'

Retirement Plan of Aluminum Company of America, Plan I as now in

effect and as from time to time amended hereafter.



     H.   "Other Plan or Plans" means the IC Rules, any other

defined benefit retirement plan of the Company or any Subsidiary,

Employees' Excess Benefits Plan A of the Company, Excess Plan B,

and Employees' Benefits Plan C.



     I.   "Participant" means any employee (1) whose Pension

Service terminates on or after January 1, 1999, (2) who is a participant in the IC Rules or Excess Plan B, and (3) who has a

job grade of 27 or higher, as determined by the Company.



     J.   "Pension Benefits" means any and all retirement

benefits provided under the Other Plan or Plans, excluding the

Special Retirement Pension or Supplemental Pension provided under the IC Rules or the equivalent thereof provided under Excess Plan

B.



     K.   "Pension Service" means the service used to calculate

the Participant's monthly retirement benefit under the Other Plan or Plans.



     L.   "Plan" means the Alcoa Supplemental Pension Plan for

Senior Executives adopted by the Company as described herein or from time to time amended hereafter.



     M.   "Plan Benefits" means the monthly benefits payable

under this Plan at such time as the Participant's monthly Pension

Benefits, are determinable under the Other Plan or Plans.

Subject to Section 2.1, the Plan Benefits are calculated in the following manner:



          (1)  On and after Age 62:



               (a)  1.1% of Average Final Compensation times each

          year of Pension Service up to the Social Security

          "Covered Compensation" amount as defined in the IC

          Rules, plus



               (b)  1.475% of Average Final Compensation in

          excess of Covered Compensation for each year of Pension

          Service.



          (2)  Before Age 62:



               (a)  1.475% of Average Final Compensation for each

          year of Pension Service, reduced by



               (b)  For Participants who retire prior to

          attaining age 62 on any type of pension provided under

          the Other Plan or Plans (other than a 55/10 pension

          under the IC Rules, or 55/10 pension equivalent under

          Excess Plan B), the Plan Benefits calculated as

          described in 2(a) above is reduced by 1% for each year,

          prorated monthly for a partial year, their retirement

          precedes age 62.



          (3)  The Plan Benefits calculated in paragraphs (1) or

     (2) above are reduced by any and all applicable reductions and offsets in accordance with the provisions of the Other

     Plan or Plans, (i.e., actuarial reductions and any other

     percentage reduction made in order to create a joint and

     survivor annuity, offsets for social security benefits,

     offsets for other pensions, etc.)



          (4)  The Plan Benefits for the Participant's Surviving

     Spouse equals 50% of the Participant's Plan Benefits,

     determined in accordance with the Surviving Spouse Pension provision in the Other Plan or Plans.  If the Participant's death occurs prior to his or her attainment of age 62, the

     Participant's Plan Benefits, for the purpose of determining the Plan Benefits for the Surviving Spouse, are not be

     subject to the foregoing paragraph (2)(b).


     N.   "Subsidiary" means a corporation at least 50% of whose

outstanding voting stock is owned or controlled by the Company and/or one or more other Subsidiaries, and any noncorporate

business entity in which the Company and/or one or more other

Subsidiaries have at least a 50% interest in capital or profits.



     O.   "Surviving Spouse" means a deceased Participant's

spouse who is entitled to receive surviving spouse benefits under the Other Plan or Plans.



                      ARTICLE II - BENEFITS



     2.1  The Plan Benefits payable under this Plan for any month are the excess, if any, of (1) the Plan Benefits calculated for the month for the Participant or Surviving Spouse over (2) the aggregate amount of Pension Benefits in pay status and payable for the month to the Participant or Surviving Spouse under the

Other Plan or Plans.



     Where the Pension Benefits under the Other Plan or Plans are not payable solely in the form of monthly Pension Benefits over the same time periods (for example, where a benefit is payable in a lump sum) the benefits payable under this Plan are adjusted so that the Participant or Surviving Spouse is neither advantaged nor disadvantaged for pension purposes.



     2.2  Benefits are payable to a Participant or Surviving

Spouse under this Plan only in conjunction with monthly Pension

Benefits, payable under the Other Plan or Plans and will commence concurrently with monthly Pension Benefits payable to the

Participant or Surviving Spouse under the Other Plan or Plans.

Upon the cessation of payment of monthly Pension Benefits to a

Participant or Surviving Spouse under the Other Plan or Plans,

benefits payable under this Plan will concurrently cease.



     2.3  This Plan is not to be construed as conferring any

rights upon any Participant for continuation of employment with the Company or any Subsidiary, nor will it interfere with the rights of the Company or any Subsidiary to terminate the

employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect which such action might have upon such Participant or Surviving Spouse as a prospective recipient of benefits under this Plan.



     2.4  No benefit under this Plan may be assigned,

transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.



                   ARTICLE III - CONTRIBUTIONS



     3.1  Benefits payable hereunder are payable out of the

general assets of the Company, no segregation of assets for such benefits will be made, and the right of a Participant, Surviving

Spouse and/or beneficiary to receive benefits under this Plan is that of an unsecured claim against those assets, except as the

Company in its sole discretion otherwise provides.



           ARTICLE IV - ADMINISTRATION OF EXCESS PLAN



     4.1  The general administration of this Plan is by the

Compensation Committee, which has the discretionary authority to make all decisions regarding this Plan.  The resolution of any matter concerning this Plan is final and binding upon the Company and any Participant, Surviving Spouse and/or beneficiary affected thereby.



              ARTICLE V - AMENDMENT AND TERMINATION



     5.1  This Plan may be amended, suspended or terminated at

any time by the Board of Directors or any other entity approved by the board, provided, however, that no such amendment,

suspension or termination will reduce or in any manner adversely affect any Participant's rights with respect to benefits that are payable or may become payable under Article II as of the date of such amendment, suspension or termination.  This Plan may also be amended, from time to time by the Board of Directors' Inside

Director Committee, except for amendments which have more than a minimal effect upon the Company's cost of providing benefits for

Company employees at the officer level.



                    ARTICLE VI - CONSTRUCTION



     6.1  This Plan is construed, regulated and administered

under the laws (except the law of conflicts) of the Commonwealth of Pennsylvania except as modified by any applicable law.